EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No. 333-252470) of Accelerate Diagnostics, Inc.,

(2)Registration Statement (Form S-3 No. 333-262494) of Accelerate Diagnostics, Inc.,

(3)Registration Statement (Form S-8 No. 333-187439) pertaining to the 2012 Omnibus Equity Incentive Plan of Accelerate Diagnostics, Inc.,

(4)Registration Statement (Form S-8 No. 333-199992) pertaining to the 2012 Omnibus Equity Incentive Plan of Accelerate Diagnostics, Inc.,

(5)Registration Statement (Form S-8 No. 333-213072) pertaining to the 2016 Employee Stock Purchase Plan of Accelerate Diagnostics, Inc.,

(6)Registration Statement (Form S-8 No. 333-225585) pertaining to the 2012 Omnibus Equity Incentive Plan of Accelerate Diagnostics, Inc.,

(7)Registration Statement (Form S-8 No. 333-233185) pertaining to the 2012 Omnibus Equity Incentive Plan of Accelerate Diagnostics, Inc., and

(8)Registration Statement (Form S-8 No. 333-239052) pertaining to the 2012 Omnibus Equity Incentive Plan of Accelerate Diagnostics, Inc.;

(9)Registration Statement (Form S-8 No. 333-265126) pertaining to the 2022 Omnibus Equity Incentive Plan of Accelerate Diagnostics, Inc.;

of our report dated March 31, 2023, with respect to the consolidated financial statements of Accelerate Diagnostics, Inc., included in this Annual Report (Form 10-K) of Accelerate Diagnostics, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Phoenix, Arizona
March 31, 2023